                                                                    Exhibit 23.1
                                                                    ------------

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 33-60589 of Commercial Federal Corporation on
Form S-4 of our report dated August 31, 1994, incorporated by reference in the Annual Report on Form 10-K of Commercial Federal Corporation for the year ended June 30, 1994 and to the reference to us under the heading "Experts" in the Prospectus/Proxy, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
August 7, 1995